UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2009

MONTEREY GOURMET FOODS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11777	77-0227341
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1528 Moffett Street
Salinas, California 93905
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (831) 753-6262

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 6, 2009 Monterey Gourmet Foods, Inc. (the “Company”) issued a press release regarding the Company’s projected net sales and estimated non-cash write down for its fourth quarter ended December 31, 2008, its cash position and debt position as of December 31, 2008. The full text of the Company’s press release is attached hereto as Exhibit 99.1.

The information in this report and the attached exhibit is being furnished pursuant to Item 2.02 of this Form 8-K and shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	February 6, 2009 Press Release by Monterey Gourmet Foods, Inc.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONTEREY PASTA COMPANY

Date: February 6, 2009	By:	/s/ Scott S. Wheeler

Scott S. Wheeler
Chief Financial Officer